UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Invesco Quality Municipal Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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QUESTIONS & ANSWERS FOR:
INVESCO QUALITY MUNICIPAL INVESTMENT TRUST
We encourage you to read the proxy statement in full; however, the following represent some typical questions that shareholders may have regarding the proxy statement.
HOW DO I VOTE?
Voting may take place in the following ways:
1. Vote by Phone. You may cast your vote by calling the toll-free number listed on the enclosed proxy card. Have your proxy card in hand in order to follow the recorded instructions.
2. Vote Online. You may cast your vote by logging onto the Web address listed on the enclosed proxy card. Have your proxy card in hand in order to follow the instructions given on the Website.
3. Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.
4. Vote In Person. If you do attend the meeting, you may vote your shares in person. Please notify us by calling 1-800-952-3502 if you plan to attend the meeting.
HOW DOES THE BOARD RECOMMEND THAT I VOTE?
The Board recommends that you vote FOR ALL of the nominees.
WHY SHOULD I VOTE?
Every vote is important. If shareholders fail to vote their proxies, the Fund may not receive enough votes to go forward with the August 4, 2011 annual shareholder meeting. If this happens, additional solicitations may have to be made to obtain a quorum, or proxies may have to be resent to shareholders, which will result in additional expense to the Fund.
WHO HAVE WE CONTRACTED FOR THE SERVICES OF A PROXY SOLICITOR?
We have hired the Altman Group as the Funds’ proxy solicitor. If we do not receive your vote after a reasonable amount of time, you may receive a telephone call from them reminding you to vote your shares.
WILL MY VOTE BE CONFIDENTIAL USING THE ONLINE PROXY VOTING SYSTEM?
The Web proxy voting system offered by proxy-direct.com maintains a high level of security to ensure the confidentiality of your vote. Security features include:
•	Secure Sockets Layer (SSL) — A security measure that encrypts all information that travels between proxy-direct.com’s Web server and the shareholder’s computer.

•	Control Number — Each shareholder is required to enter his or her control number. Proxy-direct.com verifies the number and presents the holder with the proxy card.

•	Firewall — To protect the confidentiality of your account records, proxy-direct.com uses only control numbers and card codes to register votes. Voted positions are then periodically uploaded to our master database of shareholders listed as of the record date. All account-specific data remains behind our firewall.

HOW DO I SIGN THE PROXY CARD?
The following general rules for signing proxy cards may be of assistance to you and could help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.
Individual Accounts: Shareholders should sign exactly as their name appears in the account registration shown on the proxy card.
All Other Accounts: The capacity of the individual signing the proxy card (for example, “trustee”) should be indicated unless it is reflected in the form of registration. If the shareholder is a corporation, limited liability company, or partnership, please sign, include the full entity name and indicate the signer’s position with the entity.
WHAT IS THE DEADLINE FOR VOTING?
All votes must be received before or at the joint annual shareholder meeting, which will be held on August 4, 2011 at 3:00 p.m. Central Time.
WHAT IS THE PROPOSAL BEING PRESENTED AT THE MEETING AND WHAT AM I BEING ASKED TO VOTE ON?
•	To elect five Trustees by the holders of Common Shares and Preferred Shares, voting together. Each elected Trustees shall serve for a three year term or until a successor shall have been duly elected and qualified.

•	To elect one Trustee by the holders of the Preferred Shares voting separately. The elected Trustee shall serve for a three year term or until a successor shall have been duly elected and qualified.
WHERE CAN I FIND MORE INFORMATION CONCERNING THE PROPOSAL?
Further details about the proposal can be found in the proxy statement.